UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 21, 2006

Digital Recorders, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	1-13408	56-1362926
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
5949 Sherry Lane, Suite 1050, Dallas, Texas 75225
(Address of Principle Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code	(214) 378-8992
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c ))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On March 21, 2006, Digital Recorders, Inc. (the “Company”) sold an aggregate of 100 shares of its Series I Redeemable Convertible Preferred Stock, par value $0.10 per share (the “Series I Stock”) to Transit Vehicle Technology Investments, Inc. (the “Investor”), a private investor, pursuant to a share purchase agreement. The purchase price for the shares and the warrants described below was $500,000. A copy of the share purchase agreement is attached to this report as Exhibit 10.1.
     In connection with the sale of the Series I Stock, the Company issued to the Investor warrants to purchase an aggregate of 93,750 shares of the Company’s common stock, par value $0.10 per share, at an exercise price of $1.60 per share. The warrants are exercisable at any time for a period of five years after issuance. A copy of the stock purchase warrant issued is attached to this report as Exhibit 10.2.
     The Company also entered into a registration rights agreement with the Investor that grants certain rights with respect to the registration of the resale of the shares of common stock issuable upon conversion of the Series I Stock (including shares of Series I Stock issuable as dividends) and pursuant to exercise of warrants. At any time on or after July 19, 2006, the holders may request the Company to file a registration statement under the Securities Act registering the shares for resale and the Company shall use its best efforts to cause such shares to be registered. A copy of the registration rights agreement is attached to this report as Exhibit 10.3.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
     On March 21, 2006, the Company sold an aggregate of 100 shares of Series I Stock and the warrants described below to Transit Vehicle Technology Investments, Inc. (the “Investor”), a private investor, in a transaction having a purchase price of $500,000. The shares of Series I Stock were sold pursuant to the private placement exemption available for such issuances under Section 4(2) of the Securities Act of 1933, as amended. For a description of the rights and preferences of the Series I Stock, please see ITEM 5.01 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
     In connection with the sale of the Series I Stock, the Company issued to the Investor warrants to purchase an aggregate of 93,750 shares of the Company’s common stock at an exercise price of $1.60 per share. The warrants are exercisable at any time for a period of five years after issuance. The warrants were issued pursuant to the private placement exemption available for such issuances under Section 4(2) of the Securities Act of 1933, as amended.
     The aggregate proceeds from the sale of the Series I Stock and the warrants, $500,000, will be used for general corporate purposes.

ITEM 3.03 MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS
     The Series I Stock has equal priority with the Company’s Series E Redeemable Nonvoting Convertible Preferred Stock, Series G Redeemable Convertible Preferred Stock, and Series H Redeemable Convertible Preferred Stock, and ranks prior and superior to the Company’s Series AAA Redeemable Nonvoting Preferred Stock and common stock, with respect to the payment of dividends and upon liquidation, dissolution and winding up.
     For a description of the rights and preferences of the Series I Stock, please see ITEM 5.01 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

ITEM 5.01 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
     The Company’s Certificate of Incorporation has been amended to provide for the issuance of up to 200 shares of Series I Stock pursuant to the Certificate of Designation of the Series I Convertible Preferred Stock of Digital Recorders, Inc., which provides that:
     Dividends. The holders of shares of Series I Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, dividends during the period commencing on June 21, 2006 and continuing for so long as any shares remain outstanding. Dividends shall accrue quarterly at the rate of one and one-half percent (1.5%) on the Liquidation Preference (as hereinafter defined) and shall be paid on June 21, September 21, December 21, and March 21 of each year, commencing June 21, 2006. Dividends shall be payable in cash or in kind in additional shares of Series I Stock at the option of the holder. The number of shares of Series I Stock issuable on each share of Series I Stock on each dividend payment date shall be equal to the quotient (rounded to four decimal places) obtained by dividing (i) the dollar value of the dividend to be paid thereon by (ii) the Liquidation Preference (as hereinafter defined) thereof. Accrued dividends for each dividend period shall be cumulative (whether or not such dividends are declared), and shall compound on each payment date.
     In the event that any payment of dividends in shares of Series I Stock would require shareholder approval under the NASDAQ listing requirements, the Company agrees to seek such approval together with approval of all future issuances of Series I Stock payable as dividends, if permissible, at the next regularly scheduled meeting of shareholders after it has been determined that shareholder approval would be required for the issuance of any shares as dividends on the next scheduled payment date, if such shareholder approval shall not have previously been sought. Holders of Series I Stock may not vote on any proposal seeking authorization to issue Series I Stock in payment of dividends that is submitted to stockholders pursuant to NASDAQ listing requirements. Dividends shall be paid in cash on any payment date(s) that may arise between the date of such determination and the meeting of shareholders at which the shareholders vote on such authorization. In the event the shareholders reject such authorization, such dividends will be paid in shares of Series I Stock to the maximum extent that they may be so paid without violating the limitations set forth in the first sentence of this paragraph (b), and thereafter, such dividends shall be paid in cash commencing on the next payment date.
     The Series I Stock shall rank Pari Passu with the Company’s Series E Redeemable Nonvoting Convertible Preferred Stock, Series G Redeemable Convertible Preferred Stock, and Series H Redeemable Convertible Preferred Stock, and prior and superior to the Company’s Series AAA Preferred Stock and common stock with respect to the payment of dividends. All accrued but unpaid dividends shall be paid upon redemption or conversion of the shares of Series I Stock.
     Voting Rights. Except as is required by applicable law, the holders of Series I Stock shall be entitled to vote with the holders of the Company’s common stock, voting together as a single class, on any matters on which holders of the common stock are entitled to vote, and the holder of each outstanding share of Series I Stock shall be entitled to a number of votes equal to the quotient obtained by dividing the Liquidation Preference thereof by $1.60.
     Liquidation. The liquidation preference for the Series I Stock (the “Liquidation Preference”) shall equal Five Thousand Dollars ($5,000.00) per share. The Series I Stock shall be Pari Passu with the Company’s Series E Redeemable Nonvoting Convertible Preferred Stock, Series G Redeemable Convertible Preferred Stock, and Series H Redeemable Convertible Preferred Stock, and rank prior and superior to the Company’s Series AAA Preferred Stock and common stock with respect to payments upon liquidation, dissolution and winding up.
     Redemption. The holders of the Series I Stock shall not have the right to cause the Company to redeem shares of their Series I Stock at any time. From and after March 22, 2011, the Company shall have the right, but not the obligation, exercisable at any time and from time to time, to redeem all or any portion of the outstanding shares of Series I Stock. The redemption price to be paid by the Company for any shares of Series I Stock shall equal the Liquidation Preference for those shares, plus an amount equal to the cash value of all accrued but unpaid dividends thereon.
     Conversion. The shares of Series I Stock may be converted at any time or from time to time prior to the fifth business day preceding any redemption date established by the Company for such shares, at the option of the holder, into the number of shares of the Company’s common stock determined by multiplying the number of shares of Series I Stock to be converted by a fraction, the numerator of which is the Liquidation Preference of a share of Series I Stock and the denominator of which is the conversion price then in effect for the Series I Stock (the “Conversion Price”). Initially, the Conversion Price is $1.60 per share. The Conversion Price is subject to adjustment for subdivisions, common stock dividends, combinations or consolidations of the common stock, reclassifications, exchanges and substitutions.
     The outstanding shares of Series I Stock shall automatically convert to shares of the Company’s common stock if the closing bid price for the common stock on The NASDAQ Capital Market (or other exchange or market on which the common stock may from time to time be traded) for any period of twenty (20) consecutive trading days exceeds $3.20, into the number of shares of the Company’s common stock determined by multiplying the number of shares of Series I Stock then outstanding by a fraction, the numerator of which is the Liquidation Preference of a share of Series I Stock and the denominator of which is the then applicable Conversion Price.
     A copy of the Certificate of Designation for the Series I Convertible Preferred Stock is attached as Exhibit 3.1 to this report.

ITEM 9.01. Financial Statements and Exhibits
(c)   Exhibits.

3.1	Certificate of Designation of Series I Convertible Preferred Stock of Digital Recorders, Inc.
10.1	Share Purchase Agreement
10.2	Stock Purchase Warrant
10.3	Registration Rights Agreement

Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RECORDERS, INC.
Date: March 23, 2006	By:	/s/ DAVID N. PILOTTE
David N. Pilotte
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
3.1	Certificate of Designation of Series I Convertible Preferred Stock of Digital Recorders, Inc.
10.1	Share Purchase Agreement
10.2	Stock Purchase Warrant
10.3	Registration Rights Agreement